UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

McDONALD’S CORPORATION

(Name of Registrant as Specified In Its Charter)

BARBERRY CORP.

CARL C. ICAHN

LESLIE SAMUELRICH

MAISIE LUCIA GANZLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 22, 2022 and April 23, 2022, Carl C. lcahn sent tweets regarding McDonald’s Corporation, copies of which are filed herewith as Exhibit 1 and Exhibit 2.

THE SOLICITATION DISCUSSED HEREIN RELATES TO THE SOLICITATION BY BARBERRY CORP. AND CARL C. ICAHN OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF MCDONALD’S CORPORATION (“MCDONALD’S”). BARBERRY CORP. AND ITS AFFILIATES HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED TO THE STOCKHOLDERS OF MCDONALD’S A DEFINITIVE PROXY STATEMENT AND A GOLD PROXY CARD IN CONNECTION WITH THEIR SOLICITATION OF PROXIES FOR USE AT THE 2022 ANNUAL MEETING OF STOCKHOLDERS OF MCDONALD’S. STOCKHOLDERS OF MCDONALD’S ARE ADVISED TO READ THE PROXY STATEMENT AND RELATED MATERIALS CAREFULLY AND, IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATED TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. COPIES OF THE DEFINITIVE PROXY STATEMENT AND GOLD PROXY CARD ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY BARBERRY CORP. AND ITS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2022. EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN MCDONALD’S OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE, OF MCDONALD’S.

EXHIBIT 1

Tweet

Carl Icahn

@Carl_C_Icahn

On #EarthDay, @McDonaldsCorp and @Kroger may tout their focus on #ESG initiatives, but scientists agree that industrialized agriculture (including #CAFOs within these companies’ supply chains) is contributing to major #sustainability violations, #pollution and #AnimalCruelty

7:12 PM · Apr 22, 2022·Twitter Web App

EXHIBIT 2

Tweets by @Carl_C_Icahn

1.

Carl Icahn@Carl_C_Icahn

In Feb ’22 $MCD said it expected 85-90% of its US pork to come from sows not housed in gestation crates during pregnancy. @HumaneSociety challenged this in a complaint filed w/ @SECgov, saying $MCD recent proxy filing confirms pigs are kept in cages for weeks early in pregnancies https://twitter.com/Carl_C_Icahn/status/1517952903427854336

Apr 23, 2022

2.

Carl Icahn@Carl_C_Icahn

.@McDonaldsCorp has broken its original pledge to eliminate gestation crates from its supply chain and continues to mislead the public. Read this @business article surrounding a recent SEC filing by the @HumaneSociety about $MCD large-scale deception. https://www.bloomberg.com/news/articles/2022-04-22/mcdonald-s-is-targeted-in-sec-complaint-filed-by-humane-society?sref=taxRtTxi …

McDonald’s Targeted in Humane Society Complaint to SEC Over Pig Crating

bloomberg.com

Apr 23, 2022